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                   [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD]


                                  May 16, 2001


To the Persons listed on
Schedule A hereto

             Re:  Wells Fargo Auto Trust 2001-A

Ladies and Gentlemen:

                  We have acted as special tax counsel to Wells Fargo Bank, N.A., a national banking association ("Wells Fargo Bank"), Wells Fargo Auto Receivables Corporation, a Delaware corporation (the "Seller") and Wells Fargo Auto Trust 2001-A, a common law trust formed under New York law (the "Issuer"), in connection with the issuance and sale of $191,000,000 aggregate principal amount of the 4.03% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $239,000,000 aggregate principal amount of the 4.25% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $208,000,000 aggregate principal amount of the 4.68% Class A-3 Asset Backed Notes (the "Class A-3 Notes"), $67,530,000 aggregate principal amount of the 5.07% Class A-4 Asset Backed Notes (the "Class A-4 Notes"; and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $18,664,000 aggregate principal amount of the 4.91% Class B Asset Backed Notes (the "Class B Notes") and $11,200,000 aggregate principal amount of the 5.50% Class C Asset-Backed Notes (the "Class C Notes"; and together with the Class A Notes and the Class B Notes, the "Notes").

                  As described more fully in the prospectus supplement of the Issuer dated May 8, 2001 (the "Prospectus Supplement") and the base prospectus of the Issuer dated May 7, 2001 (the "Base Prospectus" and together with the Prospectus Supplement, the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933 as amended (the "Act"), the Notes will be issued by the Trust pursuant to an Indenture dated as of May 16, 2001 (the "Indenture") between the Issuer and The Chase Manhattan Bank, a New York banking corporation, as indenture trustee (the "Indenture Trustee"). The Issuer will also issue an Asset Backed Certificate representing the beneficial interest in the Trust (the "Certificate"; and together with the Notes, the "Securities") to the Seller pursuant to a Trust Agreement dated as of May 16, 2001 (the "Trust Agreement") between the Seller, as depositor, Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee") and Wells Fargo Bank Minnesota, National Association, as Certificate Registrar and Paying Agent. The Notes will be sold to various underwriters and offered to the public, while the Certificate will be retained by the Seller.



         Sidley Austin Brown & Wood is an Illinois general partnership.
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[SIDLEY AUSTIN BROWN & WOOD CHICAGO LETTERHEAD]

To the Persons listed on Schedule A hereto
May 16, 2001
Page 2


                  Capitalized terms used herein shall, unless otherwise defined, have the meanings assigned to them in the Sale and Servicing Agreement, dated as of May 16, 2001 (the "Sale and Servicing Agreement") among Wells Fargo Bank, as servicer (the "Servicer"), the Seller, the Trust and the Indenture Trustee.

                  In arriving at the opinions expressed below, we have examined the following agreements and documents (collectively, the "Transaction Documents"): (i) the Purchase Agreement, dated as of May 16, 2001, between Wells Fargo Bank, as seller and the Seller, as purchaser; (ii) the Trust Agreement;
(iii) the Sale and Servicing Agreement; (iv) the Indenture; (v) the Administration Agreement, dated as of May 16, 2001, among Wells Fargo Bank Minnesota, National Association, as administrator, the Trust, and the Indenture Trustee; (vi) the forms of the Securities; (vii) the registration statement on Form S-3 (No. 333-53920) filed with the Commission under the Act on January 18, 2001 and Amendment No. 1 to such registration statement filed with the Commission on March 21, 2001; and (viii) the Prospectus.

                  In rendering the opinions set forth below, we have examined the Transaction Documents, and have examined and relied upon the factual representations and covenants made therein by the parties thereto, and where we have deemed appropriate, representations, covenants or certifications of the parties to the Transaction Documents, their officers and public officials. We have further specifically examined and relied upon a letter dated May 8, 2001, addressed to us from Deutsche Banc Alex. Brown Inc., as Representative of the several Underwriters and an officer's certificate dated May 16, 2001 from Wells Fargo Bank (collectively, the "Representation Letters"), providing additional information, calculations and representations as to, among other things, the present value of the Certificate retained by Seller. We have assumed, without independent investigation or confirmation, (i) the authenticity of the Transaction Documents and all other documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and conformity to the originals of all documents submitted to us as copies; (ii) the due authorization, execution and delivery, and the enforceability, of such documents, and the requisite power of the entity executing such documents to do so and to carry out its obligations thereunder; (iii) the conformity of the Notes to the requirements of the Transaction Documents; (iv) that there is not and will not be any other agreement or understanding that supplements or otherwise modifies the agreements expressed in the Transaction Documents and other documents described above; (v) the accuracy of the facts set forth in the Prospectus; and (vi) the accuracy of the information and representations set forth in the Representation Letters.

                  The opinions set forth below are based solely upon the current provisions of the Code, applicable Treasury regulations currently promulgated thereunder, and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto, the California Revenue & Taxation Code, the applicable regulations currently promulgated thereunder, and current judicial and administrative authority, each of which is subject to change, which change may be of retroactive effect, and upon matters of fact existing as of the Closing Date. We do not express any opinion, either implicitly or otherwise, concerning
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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

To the Persons listed on Schedule A hereto
May 16, 2001
Page 3

any law other than the federal income tax law of the United States or the income and franchise tax law of California, or any issue or subject not specifically addressed herein.

                  Based upon and subject to the foregoing, it is our opinion that (i) the Notes will be treated as debt for United States federal income tax purposes; (ii) assuming that the Seller remains the sole certificateholder, the Issuer will be disregarded as a separate entity for United States federal income tax purposes; and (iii) the statements contained in the Prospectus Supplement under the headings "Summary of Terms of the Notes--Material United States Federal Income Tax Consequences" and "Material United States Federal Income Tax Consequences," and in the Base Prospectus under the heading "Material United States Federal Income Tax Consequences," to the extent that they constitute statements of matters of federal income tax law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Notes, accurately describe the material consequences to holders of the Notes under the Code. Based upon and subject to the foregoing United States federal income tax opinions, it is our opinion that (i) the Notes will be treated as debt for California income and franchise tax purposes; (ii) assuming that the Seller remains the sole certificateholder, the Issuer will be disregarded as a separate entity for California income and franchise tax purposes; and (iii) holders of Notes who are not otherwise subject to California's income or franchise tax will not become subject to taxation in California solely because of their ownership of the Notes.

                  We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

                  The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Transaction Documents. This letter may not be relied on in any manner or for any purpose by any other person (except for your professional advisors), nor, except as noted above, any copies published, communicated or otherwise made available in whole or in part to any other person (except for your professional advisors) without our specific prior written consent, provided, that this opinion may be relied upon by any holder of a Note issued pursuant to the Indenture, and its respective successors and assigns, to the same extent as if it had been an addressee hereof.


                                                  Very truly yours

                                                  /s/ Sidley Austin Brown & Wood
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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

To the Persons listed on Schedule A hereto
May 16, 2001
Page 4

                                   Schedule A


Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Ratings Services
55 Water Street
40th Floor
New York, New York  10041

Deutsche Banc Alex. Brown Inc., as Representative of the several Underwriters
31 West 52nd Street
17th Floor
New York, New York 10019

The Chase Manhattan Bank, as Indenture Trustee
450 West 33rd Street
14th Floor
New York, New York 10001

Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890

Wells Fargo Bank, National Association
633 Folsom Street
San Francisco, California 94107

Wells Fargo Auto Receivables Corporation
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479